UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2024

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 521-2200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2024, AssetMark Financial Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of April 25, 2024 (the “Merger Agreement”) with GTCR Everest Borrower, LLC, a Delaware limited liability company (“Parent”), and GTCR Everest Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). On September 5, 2024 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, the Company is now a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of GTCR Everest Holdings, LLC (“GTCR”).

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 5, 2024, the Company terminated all commitments and repaid all outstanding indebtedness under the Amended and Restated Credit Agreement, dated as of January 12, 2022, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Bank of Montreal, as the Administrative Agent and Sustainability Coordinator.

Item 2.01    Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (a) held by the Company as treasury stock or owned by Parent or Merger Sub immediately prior to the Effective Time or (b) held by any subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time (in each case, other than shares of Company Common Stock held by any such person in a trustee, custodian or nominee capacity for the account of clients or customers of such persons)) issued and outstanding immediately prior to the Effective Time (other than shares held by any holder who is entitled to appraisal rights and has properly exercised such rights under Delaware law) was converted into the right to receive $35.25 in cash, without interest thereon and less applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time: (i) each (1) option to purchase shares of Company Common Stock and (2) stock appreciation right with respect to shares of Company Common Stock (including each stock appreciation right which will settle in cash), in each case, that was outstanding as of immediately prior to the Effective Time (each such option, a “Company Stock Option” and each such stock appreciation right, a “Company SAR”) became fully vested and was canceled in exchange for the right to receive a cash payment equal to the product of (x) the excess (if any) of the per share Merger Consideration over the applicable exercise price of such Company Stock Option or Company SAR and (y) the number of shares of Company Common Stock underlying such Company Stock Option or Company SAR; (ii) each (1) restricted stock unit (including restricted stock units which settle in cash) and (2) restricted stock award, in each case, with respect to shares of Company Common Stock that was outstanding as of immediately prior to the Effective Time, whether or not vested, became fully vested and was canceled in exchange for the right to receive the Merger Consideration; and (iii) each long-term cash incentive award that was outstanding as of immediately prior to the Effective Time, excluding any cash retention awards, whether or not vested, became fully vested and payable as of immediately prior to the Effective Time. Any Company Stock Option or Company SAR (whether vested or unvested) that had an exercise price per Company Stock Option or Company SAR equal to or greater than the Merger Consideration was cancelled for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2024, the terms of which are incorporated herein by reference.

The information in the Introductory Note and in Item 3.03, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on September 5, 2024 of the anticipated closing of the Merger on the Closing Date and that trading of the Company Common

Stock should be suspended prior to the opening of business on the Closing Date. The Company subsequently confirmed to the NYSE that the Merger was completed prior to the opening of business on the Closing Date and trading of the Company Common Stock on the NYSE was suspended prior to the opening of business on the Closing Date. The Company also requested that the NYSE file a notification of removal from listing and deregistration on Form 25 with the SEC to delist and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, the Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock on the NYSE was suspended on September 5, 2024 prior to the NYSE opening.

The information in the Introductory Note and in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03    Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 of this Current Report on Form 8-K) was canceled and automatically converted into the right to receive the Merger Consideration.

The information in the Introductory Note and in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.01    Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

The information in the Introductory Note and in Item 2.01, Item 3.03 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the following persons became directors of the Company: Louis Maiuri, Gary Zyla and Michael Lomio. Additionally, Michael Kim, who was a director of the Company immediately prior to the Merger, continued to be a director of the Company. In connection with the Merger, effective as of the Effective Time, Rohit Bhagat, Patricia Guinn, Bryan Lin, Xiaoning Jiao, Ying Sun, Joseph Velli, Yi Zhou and Lei Wang ceased to be directors of the Company.

At the Effective Time, the following persons became officers of the Company: Louis Maiuri. Additionally, Michael Kim, Gary Zyla and Carrie Hansen will continue as officers of the Company following the Merger until their successors are duly appointed, if applicable.

The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference and the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01    Other Events.

On September 5, 2024, the Company and Parent issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) – Exhibits

Exhibit Number	Description of Exhibit

2.1*
Agreement and Plan of Merger by and among AssetMark Financial Holdings, Inc., GTCR Everest Borrower, LLC and GTCR Everest Merger Sub, Inc., dated as of April 25, 2024 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by AssetMark Financial Holdings, Inc. on April 25, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of AssetMark Financial Holdings, Inc.
3.2	Second Amended and Restated Bylaws of AssetMark Financial Holdings, Inc.
99.1	Joint Press release, dated September 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.

Date: September 5, 2024	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer